Exhibit 99.1

Aerohive Networks Announces Preliminary Third Quarter 2016 Financial Results

Provides Preliminary Outlook for its Fourth Quarter 2016

MILPITAS, CA — October 13, 2016 — Aerohive Networks® (NYSE: HIVE) today announced preliminary results for the third fiscal quarter ended September 30, 2016.

•	Revenue for the third fiscal quarter is expected to be $40 million, which is below the Company’s previously stated guidance of $46 million to $50 million.

•	On a GAAP basis, the Company expects gross margin for the third fiscal quarter to be between 66.3 percent and 66.8 percent. On a non-GAAP basis, the Company expects gross margin to be between 67.5 percent and 68.0 percent, at the upper end of the Company’s previously stated guidance.

•	On a GAAP basis, the Company expects net loss per share for the third fiscal quarter to be between $0.19 to $0.20, compared with previously stated guidance of a net loss of $0.14 to $0.20 per share. On a non-GAAP basis, the Company expects net loss per share to be between $0.06 to $0.07, compared with previously stated guidance of a loss of $0.01 to $0.07 per share.

“The pace of E-Rate funding approval letters slowed significantly in the last weeks of the third quarter. As of the end of the quarter, funding approvals for the program were running nearly 70 percent below the pace of last year.” stated David Flynn, President and Chief Executive Officer. “This significant decline in approvals was the primary driver of our weaker-than-expected order volume in the quarter, resulting in revenues below our prior guidance. Lower variable operating expenses in the quarter partially offset the revenue weakness and allowed us to be cash flow positive.”

In addition, the Company provided the following preliminary outlook for the fourth quarter. The Company expects fourth quarter revenue of $43 million to $45 million. On a non-GAAP basis, the Company expects fourth quarter gross margin to be between 67 percent and 68 percent and net loss per share to be between $0.06 to $0.09. This outlook assumes no improvement in the pace of E-Rate funding approvals.

A reconciliation of non-GAAP to GAAP net loss per share and non-GAAP to GAAP gross margin is discussed below, under Non-GAAP Financial Measures, and provided in the accompanying table.

These preliminary, unaudited results are based on management’s initial review of operations for the quarter ended September 30, 2016 and remain subject to completion of the Company’s customary quarterly closing and review procedures. There will not be a conference call in conjunction with this press release.

Third Quarter Financial Results Conference Call to be Held on November 2, 2016

Aerohive Networks will release final third quarter fiscal 2016 results and updated fourth quarter fiscal 2016 guidance in its regularly scheduled earnings release and conference call after the markets close on November 2, 2016. The conference call and live webcast for analysts and investors will take place at 2:00 p.m. Pacific Time that day. The call may be accessed by dialing 1-888-430-8705 (toll free) or 1-719-457-2632 (international) and providing the passcode 1210667. The live audio webcast of the conference call will be accessible from the “Investor Relations” section of the Company’s website at http://ir.aerohive.com. An audio replay of the call may be accessed at the same location after completion of the live call.

Safe Harbor Statement

This press release contains forward-looking statements concerning the Company’s expected third and fourth quarter revenue, gross margin and net loss per share. Those statements are subject to risk and uncertainties, which may result in actual revenue, gross margin and net loss per share being different than current expectations. Those risks and uncertainties include the ongoing review and analysis of Aerohive’s third and fourth quarter and fiscal year results and adjustments that may be made during this process, general demand for wireless networking in the industry verticals targeted or demand for Aerohive products in particular, unpredictable and changing market conditions, risks associated with the deployment and adoption of new products and services, competitive pressures from existing and new companies, and product development delays. The release also contains forward–looking statements concerning market demand. Those statements are also subject to risks and uncertainties, including general demand for wireless networking in the industry verticals targeted or demand for Aerohive products in particular, unpredictable and changing market conditions, risks associated with the deployment and adoption of new products and services, competitive pressures from existing and new companies, and product development delays.

Additional risks and uncertainties that could affect Aerohive’s financial and operating results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the Company’s recent quarterly report on Form 10-Q. Aerohive’s SEC filings are available on the Investor Relations section of the Company’s website at http://ir.aerohive.com and on the SEC’s website at www.sec.gov. All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Aerohive Networks disclaims any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Non-GAAP Financial Measures

Aerohive’s preliminary reported results for its third fiscal quarter and outlook for its fourth fiscal quarter include certain non-GAAP financial measures, including:

•	Non-GAAP gross profit and gross margin

•	Non-GAAP net loss per share

The Company defines Non-GAAP financial measures to exclude share-based compensation and adjustments to internal-use software amortization. For reconciliations of these Non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of GAAP to Non-GAAP Financial Measures”.

The Company has included non-GAAP financial measures in this press release because the Company believes they are key measures used to evaluate the business, measure performance, identify trends affecting the business, formulate financial projections and make strategic decisions. In particular, the exclusion of certain non-cash expenses in calculating these non-GAAP financial measures can provide a useful measure for period-to-period comparisons of the Company’s core business.

Although non-GAAP financial measures are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations, as determined in accordance with GAAP. Some of these limitations are:

•	the non-GAAP measures do not consider the dilutive impact of stock-based compensation, which is an ongoing expense for the Company;

•	other companies, including companies in our industry, may calculate these non-GAAP financial measures differently, which reduces their usefulness as a comparative measure.

Because of these limitations, you should consider non-GAAP financial measures only together with other financial performance measures, including various cash flow metrics, net loss and other GAAP results.

About Aerohive Networks

Aerohive (NYSE: HIVE) enables our customers to simply and confidentially connect to the information, applications and insights they need to thrive. Our simple, scalable, and secure platform delivers mobility without limitations. For our customers worldwide, every access point is a starting point. Aerohive was founded in 2006 and is headquartered in Milpitas, CA. For more information, please visit www.aerohive.com, call us at 408-510-6100, follow us on Twitter @Aerohive, subscribe to our blog, join our community or become a fan on our Facebook page.

“Aerohive” is a registered trademark of Aerohive Networks, Inc. All product and company names used herein are trademarks or registered trademarks of their respective owners. All rights reserved.

Investor Relations Contact:

Melanie Solomon

The Blueshirt Group

(408) 769-6720

ir@aerohive.com

AEROHIVE NETWORKS, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(unaudited; in thousands, except per share amounts)

Quarter Ended September 30, 2016
Gross Profit Reconciliations:
GAAP gross profit	$26,534 – $26,734
Stock-based compensation	$431
Stock-based compensation adjustment to internal use software amortization	$35
Non-GAAP gross profit	$27,000 – $27,200

Gross Margin Reconciliations:
GAAP gross margin	66.3% – 66.8%
Stock-based compensation	1.1%
Stock-based compensation adjustment to internal use software amortization	0.1%
Non-GAAP gross margin	67.5% – 68.0%

Earnings Per Share Reconciliations:
Basic and diluted net loss per share on a GAAP basis	$(0.20) - $(0.19)
Stock-based compensation	0.13
Stock-based compensation adjustment to internal use software amortization	—

Basic and diluted net loss per share on a Non-GAAP basis	$(0.07) - $(0.06)

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